Exhibit 1(v) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                        FEDERATED INCOME SECURITIES TRUST

                                 Amendment No. 6
                              DECLARATION OF TRUST
                  Amended and Restated as of December 31, 1991



     This Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

            "Section 5.  Establishment and Designation of Series or Class.

               Without limiting the authority of the Trustees set forth in
            Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as:

                    Federated Short-Term Income Fund
                      Institutional Service Shares
                      Institutional Shares
                    Intermediate Income Fund
                      Institutional Service Shares
                      Institutional Shares"

     The undersigned Assistant Secretary of Federated Income Securities Trust hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 23rd day of August, 1995.

     WITNESS the due execution hereof this 23rd day of August, 1995.




                                                Victor R. Siclari
                                                Assistant Secretary